Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multi-Strategy Income and Growth Fund 2 formerly known as Nuveen Preferred and Convertible
Income Fund 2
333- 105859
811-21333


An annual meeting of the shareholders of the Nuveen
Multi-Strategy Income and Growth Fund was held on April 11, 2007 and adjourned to April 30, 2007,
May 31, 2007, June 29, 2007 and July 20, 2007.


 JQC

APPROVAL OF THE
BOARD MEMBERS WAS
REACHED AS FOLLOWS:

Robert P. Bremner

 Common and
Preferred
shares voting
together as a
class

 Preferred
shares voting
together as a
class

 For

90,857,114

 Withhold

 2,350,555

 Total

 93,207,669


Lawrence H. Brown

 For

 90,812,373

 Withhold

 2,395,296
 Total

 93,207,669


Jack B. Evans

 For

 90,829,346

 Withhold

 2,378,323
 Total

 93,207,669


William C. Hunter

For

90,823,304
Withhold

2,384,365

Total

93,207,669


David J. Kundert

For

 90,827,770

 Withhold

2,379,899
 Total

 93,207,669

William J. Schneider

 For

 34,498

 Withhold

208
Total

 34,706

Timothy R. Schwertfeger

For

34,466

 Withhold

 240

 Total

 34,706
 Judith M. Stockdale

 For

 90,770,204
 Withhold

 2,437,465

 Total

 93,207,669

Carole E. Stone

 For

 90,795,150

 Withhold

 2,412,519
 Total

 93,207,669


Eugene S. Sunshine


 For

 90,814,005

 Withhold

 2,393,664
 Total

 93,207,669

Approval of the amendment to
 the fee schedule of the
 investment sub-advisory
 agreement between Nuveen
 Asset Management and
 Symphony Asset Management
 LLC was reached as follows:


 For

 67,553,694

 Against


 4,583,093
 Abstain

 2,965,587
 Broker Non-Votes

 25,700,583

 Total

 100,802,957


Approval of the new
 investment sub-advisory
 agreement between Nuveen
 Asset Management and
 Tradewinds NWQ Global
 Investors, LLC was reached as
 follows:


 For

 67,561,997


 Against

 4,055,663


 Abstain

 2,920,945


 Broker Non-Votes

 25,897,375

 Total

 100,435,980



 Proxy materials are herein incorporated by reference to the SEC filing on March 6, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-003351.